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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 1, 2014 (except Note 17, as to which the date is June 9, 2014) in the Registration Statement (Form S-1) and related Prospectus of The Michaels Companies, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Dallas, TX
January 12, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm